भारतीय गैर न्यायिक

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भारत INDIA

INDIA NON JUDICIAL

ఆంధ్రప్రదేశ్ आन्ध्र प्रदेश ANDHRA PRADESH

M 402661

S. No. 6519 Dt. 23/1/2008 Rs. 100/-

Sold to Newton

S/o W/o./D/o. Lucus Rlo Hyd

To whom Universal Biofuels Pvt Ltd

K. RAMA CHANDRAVATHI

STAMP VENDOR (L. No:27/99, RL.No.16/2008),

6-3-337, Beside Banjara Durbar Hotel, Panjagutta,

HYDERABAD - 500 082. Phone. No. 23351799

TERMINATION AGREEMENT DATED 23rd JANUARY 2008

THIS TERMINATION AGREEMENT (the "*Agreement*") is made and entered into this 23rd day of January 2008 (the "*Effective Date*"), by and among:

International Biofuels Limited a company organized and existing under the laws of Mauritius and having its principal place of business at 5th Floor, One Cathedral Square, Jules Koenig Street, Port Louis, Mauritius, (*hereinafter referred to as "IBL," which expression shall include to mean its successors and permitted assigns)* through its duly authorized representative Mr. Suren Ajjarapu;

and

Acalmar Oils and Fats Limited, a company incorporated under the Companies Act, 1956, and having its registered office at 4th Floor, Aparna Crest, Road No. 2 Banjara Hills, Hyderabad 500 033 India, *(hereinafter referred to as "Acalmar," which expression shall include to mean its successors and permitted assigns)* through their duly authorized representative Mr. Pradeep Kumar Chowdhry.

and

Universal Biofuels Private Limited a company incorporated under the Companies Act, 1956, and having its registered office at 4th Floor, Aparna Crest, Road No. 2 Banjara Hills, Hyderabad 500 033 India, *(hereinafter referred to as "UBPL" which expression shall include to mean its successors and permitted assigns)* through their duly authorized representative Mr. Suren Ajjarapu.

IBL, Acalmar and UBPL are each referred to as "Party" and together as "Parties.

WHEREAS:

A. Acalmar has contracted under the Shareholders Agreement to acquire TWENTY SIX PERCENT (26%) of the share capital of UBPL.

B. IBL and Acalmar have entered into the Shareholders Agreement on 28th October 2006 *(hereinafter referred to as "Shareholders Agreement")* setting out the rights and obligations of each party as shareholders of UBPL. UBPL approved and adopted the Shareholders Agreement at the meeting of its Board of Directors on 29th October, 2006 and agreed to be bound by the terms thereof.

C. IBL and Acalmar entered into an Amendment to the Shareholders Agreement on 15th December 2006 *(hereinafter referred to as "First Amendment to the Shareholders Agreement")*, whereby the Parties thereto agreed and made certain amendments to the Shareholders Agreement in reference to the equity capital contributions to be made by each of IBL and Acalmar towards the share capital of UBPL.

D. IBL and Acalmar entered into a Second Amendment to the Shareholders Agreement on 22nd August 2007 *(hereinafter referred to as "Second Amendment to the Shareholders Agreement")*, whereby the Parties thereto agreed and made certain amendments of the Shareholders Agreement in reference to the equity capital contributions to be made by each of IBL and Acalmar towards the Share Capital of UBPL.

E. IBL and Acalmar have agreed, after a due review of the Project and its viability, that in the interests of IBL, Acalmar and UBPL, the entire equity capital of UBPL shall be held by IBL.

F. IBL and Acalmar wish to enter into this Agreement and terminate the Shareholders Agreement, including any right of Acalmar to own equity shares constituting TWENTY SIX PERCENT (26%) of the share capital held in UBPL (*hereinafter referred to as the "Acalmar Share Capital"*).

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. **Termination of Shareholders Agreement**. Acalmar and IBL hereby agree, under the terms and conditions of this Agreement, to terminate the Shareholders Agreement, as amended, and all rights and obligations of Acalmar thereunder, including Acalmar's rights to own or receive any Acalmar Share Capital (either in whole or part). Upon the Closing Date, IBL and Acalmar shall and do hereby release each other and UBPL from any and all claims which each may have against the other arising out of the Shareholders Agreement, as amended, except as provided in Section 6 and 7 of this Agreement. Further upon the Closing Date, all Acalmar representatives in UBPL shall resign.

2. **Cancellation Price.** The total cancellation price payable hereunder by IBL for the Acalmar Share Capital (*the "Cancellation Price"*) shall be US$900,000 (Nine Hundred Thousand US Dollars Only). The Cancellation Price shall be paid by IBL via wire transfer to Acalmar, before the "Closing Date", in consideration of the termination of the Shareholders Agreement and the transfer to IBL of the Acalmar Share Capital, including any and all further rights and interest in the Acalmar Share Capital. All foreign exchange rate fluctuations at the time of receipt of the remittance by the Acalmar shall be to the sole account of the Acalmar and shall in no event be reimbursed, compensated or adjusted for payment by IBL to the Acalmar.

   Effective upon receipt of the remittance of the Cancellation Price by the Acalmar, and until the regulatory approval(s) are received, if any, Acalmar hereby agrees and warrants to enter into all arrangements necessary to ensure that all voting, financial and other rights pertaining to all or part of the Acalmar Share Capital, as the case may be, are cancelled, and/or transferred and assigned from the Acalmar to IBL by grant of irrevocable proxy and assignment rights or otherwise, if required. However should a transfer and assignment pursuant to the above not be permitted under applicable law, the Parties shall arrange and Acalmar hereby confirms and undertakes that it shall

take all actions necessary so that all voting, financial and other rights pertaining to all or part of the Acalmar Share Capital, as the case may be, shall be suspended on all such or part of Acalmar Share Capital (as the case may be) until such time that they are transferred to IBL.

3. **Closing and Closing Date**. The consummation of the termination of the Shareholders Agreement, as amended (*the "Closing"*) shall take place at Acalmar's office in Hyderabad, India at the time and date (*the "Closing Date"*) as shall be specified in the Notice, which date shall not be later than June 30, 2008, nor less than five (5) days following the date on which the Notice of the Closing is given by IBL, or at such other place, or at such other time and date, as may be mutually agreed upon by the Parties.

4. **Acalmar's Representations and Warranties**. Acalmar makes the following representations and warranties as of the date hereof and to be true, correct and valid as at the Closing:

(a) That, other than the delay to contribute the US$ 1,640,000 equity contribution under the Shareholders Agreement, which delay has been agreed to and accepted by IBL, Acalmar is not in material breach and is in compliance with all obligations established under the Shareholders Agreement, as amended, Acalmar has the right to terminate the Shareholders Agreement, and any interest held in UBPL, including the transfer and or termination of any rights to the Acalmar Share Capital, free and clear of all liens, reservations, restrictions and encumbrances;

(b) That neither Acalmar, nor representatives of Acalmar acting for UBPL as a member of the board of directors, a shareholder, a member of the management committee, an officer, an advisor or a consultant, have (i) made any commitment or agreement on behalf of UBPL or IBL to any third party, (ii) taken any action to bind UBPL or AEI to any claim, contract, debt, right of payment, or other obligation to any third party (*collectively, a "Claim"),* or to subject UBPL or IBL to any Claim by any third party; or (iii) purported to do any of the foregoing; other than those claims; A. which have been specifically agreed to and acknowledged in writing by IBL which are listed in the Annexures I to IV hereto; and B. obligations towards Government Authorities in the course of business.

(c) That Acalmar is not in material breach and is in compliance with all obligations established in Operation & Maintenance Agreement dated 28 October 2006, and as amended, by and between Acalmar and UBPL (*the "O&M Agreement"*), except the delay in execution and

completion of the Project, which was due to delay in equity capital contribution by IBL;

(d) That Acalmar shall be responsible towards payment of capital gains tax, if any, arising out of the sale of the Acalmar Share Capital as pursuant to this termination of the Shareholders Agreement and warrants to IBL to make the necessary payments to the relevant authorities and hereby indemnifies IBL against any claim, loss or damage that may occur or arise on account of failure or negligence on the part of the Acalmar in payment of its dues of capital gains under, in connection with and arising out of the termination of the Shareholders Agreement; and

(e) That the Acalmar shall obtain the required Indian regulatory approval(s) in connection with the termination of the Shareholders Agreement and any rights to the Acalmar Share Capital to and in favor of IBL.

5. **Covenants and Agreements of Acalmar.** Acalmar hereby further covenants and agrees that from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement, Acalmar shall not, without the prior written consent of IBL, transfer, or encumber the Acalmar Share Capital. Further, Acalmar covenants and agrees that each and every one of its representations and warranties described herein (including Section 4 hereof) shall also be true and correct as of the Closing. Further, Acalmar will use its best efforts to take or cause to be taken all appropriate action, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the termination contemplated by this Agreement.

6. **Releases.**

(a) **Release by Acalmar.** Acalmar hereby releases UBPL and IBL, and their officers, directors, shareholders, parent corporations, agents, affiliates, successors and assigns, such releases to be effective upon the Closing Date, from any and all Claims, demands, liabilities, suits, actions and causes of actions of whatsoever kind, nature or description, whether known or unknown, arising in law or equity, with Acalmar or its representative has or may hereafter have (arising from facts and circumstances occurring prior to the Closing Date), other than Claims base upon the obligation of UPBL and IBL under this Agreement,

(b) **Release by UBPL and IBL**. UBLP and IBL hereby releases Acalmar, and its officers, directors, shareholders, parent corporations, agents, affiliates, successors and assigns, such releases to be effective upon the

Closing Date, from any and all Claims, demands, liabilities, suits, actions and causes of actions of whatsoever kind, nature or description, whether known or unknown, arising in law or equity, with UBPL and IBL or their representative has or may hereafter have (arising from facts and circumstances occurring prior to the Closing Date), other than Claims base upon the obligation of Acalmar under this Agreement.

7. **Indemnity.** Effective from the Closing Date, UBPL and IBL (jointly and severally) on one hand, and Acalmar on the other, shall defend, indemnify and hold harmless the other party, and their respective officers, directors, shareholders, and representatives, from and against, any Claim, costs and/or damages by any third party arising out of or in connection with any breach or inaccuracy of any representation or warranty or covenant under or in connection with this Agreement

8. **Default.**

   (a) **Default by Acalmar**. In the event Acalmar breaches any warranty or representation as contained in this Agreement or fails to comply with or perform any of the covenants, agreements or obligations to be performed by Acalmar under the terms and provisions of this Agreement, IBL shall be entitled to exercise any and all rights and remedies available to IBL at law or in equity, including without limitation, the enforcement of specific performance of Acalmar's obligations under this Agreement.

   (b) **Default by IBL and/or UBPL**. In the event IBL or UBPL fails to comply with or perform any of their respective covenants, agreements or obligations to be performed by the respective party under the terms and provisions of this Agreement, Acalmar shall be entitled to exercise, any and all rights and remedies available to Acalmar at law or in equity, including without limitation, the enforcement of specific performance, jointly and severally, of IBL's and UBPL's respective obligations under this Agreement.

9. Notice. Any notice given under this Agreement will be in writing and delivered by personal service, or by certified or registered first class mail, or nationally recognized overnight courier, or by facsimile or email with a copy, in the case of facsimile or email, by first class mail, to the addresses specified below:

If to Acalmar **Acalmar Oils and Fats Limited**

Aparna Crest, 4th Floor
8-2-120/112/88 & 89
Banjara Hills, Road No.2
Hyderabad 500 033
Andhra Pradesh, India
Attn.: Mr. Pradeep Chowdhry

If to IBL: **International Biofuels Ltd.**

c/o International Biodiesel, Inc.
10600 N. De Anza Blvd.
Suite 250, Cupertino, California 9501
U.S.A.
Attn.: General Counsel

With a copy to: New Delhi Law Offices - HYD.
1st Floor, Uma Chambers, Nagarjuna Circle
Above Adidas Show Room, Road No. 1,
Banjara Hills
Hyderabad 500 33, AP
India
Attn.: **Anita Chandra**

With a further copy to: **The Crone Law Group, LLP**

201 Mission Street
Suite 1930
San Francisco, CA 94105
Tel: (415) 495-8900
Fax: (415) 495-8901
Attn: Alisande M. Rozynko, Esq.

Any Party may change the addresses provided above by notifying the other Parties in the manner provided above. In the case of personal delivery, certified or registered first class mail, or nationally recognized overnight courier, such transmittal will be deemed to have been received by the recipient party on the date of such delivery. In the case of delivery via facsimile or email, the transmittal shall be deemed to have been received on the day following the date of communication by facsimile or email.

10. **Governing Law and Arbitration**. This Agreement shall be governed by, and construed in accordance with, the laws of the India without regard to conflicts of law principles. Where any dispute arises under this Agreement, then at the

request of either Party, the dispute shall be submitted to arbitration in accordance with the provisions of the London Court of International Arbitration Rules for International Arbitration in force at the date of this Agreement. The place of the arbitration shall be London, England. The arbitration shall be conducted in the English language. The Indian Arbitration and Conciliation Act (1996) shall not apply to the arbitration or the arbitration award, but will apply to the limited extent that any such foreign award is enforced in India. The award rendered in any arbitration commenced hereunder, subject to the provisions of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards ("New York Convention"), shall be final and conclusive and judgment thereon may be entered in any court having jurisdiction of its enforcement. The award under any such arbitration will be paid in the currency designated by the awardee.

11. **Entire Agreement and Modifications**. This Agreement will constitute the entire agreement among the Parties relating to the subject matter hereof SUBJECT ALWAYS that the Parties hereto agree and acknowledge that, prior to the Closing Date, the execution of this Agreement does not in any manner override, supercede, replace or terminate the Shareholders Agreement and/or any rights and obligations already created and vested by prior agreements, understandings (whether oral or written) in particular relating to rights of first purchase or rights of first refusal or other similar rights already granted by the Acalmar to IBL. For the avoidance of doubt, the Parties confirm all such rights and obligations and agree that the same are valid and subsisting.

    This Agreement may not be modified or amended except in writing signed on behalf of each Party by its duly authorized representative. Any such modification or amendment shall form part of this Agreement and shall be read co-terminus with this Agreement. The Parties agree and acknowledge that this Agreement creates legal rights and obligations between them even though it contemplates their entry into additional agreements.

12. **O&M Agreement**. The O&M Agreement by and between the Acalmar and UBPL, as amended, is hereby affirmed by the Acalmar. Upon payment of the Cancellation Price and termination of the Shareholders Agreement under the terms hereunder, Acalmar further grants unilaterally UBPL the right to terminate the O&M Agreement at any time and without penalty upon 30 days prior written notice, with such appropriate adjustments, made on a pro-rated basis, for any payments or requirements defined on an annual or quarterly basis in the O&M Agreement. UBPL is the designated third party beneficiary of this Agreement.

13. **No Waiver of Rights**. No right under this Agreement may be waived by a Party, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought. Without limitation, no failure or delay on the part of any Party in exercising any of its rights under this Agreement, no partial exercise by any Party of any of its rights under this Agreement, and no course of dealing among the Parties, will constitute a waiver of the rights of a Party.

14. **Severability**. If at any time subsequent to the Effective Date, any provisions of this Agreement will be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon and will not impair the enforceability of any other provision of this Agreement.

15. **English Language**. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Party furnishing such document or communication, which translation shall be the governing version between the Parties.

16. **Further Assurances.** From time to time, the Parties shall take all appropriate actions and execute and deliver, or cause to be executed and delivered, such documents, agreements or instruments which may be reasonably necessary or advisable to carry out any of the provisions of this Agreement.

17. **Confidentiality.** The Parties agree that this Agreement shall be held in strict confidence by all Parties and shall not be disclosed to any person by any Party, without prior written consent of the other Party, except to the extent the same is required in terms of the disclosures to be made to governmental or regulatory authorities. Any press releases and other public announcement to be made in connection with the transactions contemplated by this Agreement shall be coordinated, to the fullest extent possible, by the Party, and no Party shall make any public announcement (including but not limited to applications to and filings with governmental or regulatory authorities) or issue any press releases without having obtained the prior approval of the other Party, which shall not be unreasonably withheld.

18. **Signatures**. The Parties agree to execute this Agreement in any number of counterparts and by the Parties in separate counterparts, each of which shall be

deemed an original, but all of which such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

INTERNATIONAL BIOFUELS LTD.

By: ______________________

Name: SURENDRA AJJARAPU

Title:

ACALMAR OILS AND FATS LIMITED

By: ______________________

Name:

Title:

UNIVERSAL BIOFUELS PRIVATE LIMITED

By: ______________________

Name: SURENDRA AJJARAPU

Title: